Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 25, 2006

Investor Relations Contact:	Media Relations Contact:
Diana Matley	Tara Yingst
408-433-4365	408-433-7139
diana.matley@lsi.com	tara.yingst@lsi.com

CC06-03
LSI LOGIC REPORTS Q4 REVENUE INCREASE OF 21%
YEAR-OVER-YEAR
2005 REVENUES UP 13% OVER 2004
Fourth Quarter and Full Year 2005 News Release Summary
• Revenues of $506 million; up 5% sequentially

• GAAP* net income of 9 cents per diluted share

• Net income, excluding special items**, of 13 cents per diluted share

• Gross margin of 43.5%

• 2005 revenues of $1.92 billion; up 13% compared to $1.7 billion for 2004

• Net cash from operations grows 186% to $260 million for 2005
First Quarter 2006 Business Outlook
• Projected revenue of $465 million to $490 million

• GAAP* net income range of 1 – 3 cents per diluted share

• Net income, excluding special items**, in the range of 10 – 12 cents per diluted share
*Generally Accepted Accounting Principles
**Acquisition-related amortization, restructuring and other special items.
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LSI Logic Reports Q4 and 2005 Financial Results January 25, 2006	Page 2 of 4
STRONG DEMAND FOR STORAGE AND CONSUMER PRODUCTS DRIVES GROWTH
MILPITAS, CA – LSI Logic Corporation (NYSE: LSI) today reported fourth quarter 2005 revenues of $506 million, a sequential increase of 5% compared to the $482 million reported in the third quarter of 2005, and a 21% increase compared to the $420 million reported in the fourth quarter of 2004.
The company generated $63 million in cash from operations in the fourth quarter of 2005, representing the 15th consecutive quarter of positive operating cash flow. Net cash from operations nearly tripled to $260 million for 2005 compared to $91 million for 2004. Cash and short-term investments grew 15% to $939 million in 2005 from $815 in 2004.
Fourth quarter 2005 GAAP* net income was $38 million or 9 cents per diluted share, compared to third quarter GAAP net loss of $73 million or 19 cents per diluted share, which included a $91 million restructuring charge associated with the planned sale of the company’s Gresham, Oregon manufacturing facility. Fourth quarter 2004 GAAP net loss was $197 million or 51 cents per diluted share, which included a $178 million non-cash charge associated with the Gresham facility.
Fourth quarter 2005 net income, excluding special items**, was $51 million or 13 cents per diluted share compared to a net income, excluding special items, of $45 million or 11 cents per diluted share in the third quarter. Excluding special items, fourth quarter 2004 net income was $15 million or 4 cents per diluted share.
“A strong 2005 performance in our Storage and Consumer businesses was capped off by record fourth quarter and full year revenues for our Engenio Storage Group, fueled by the continuing demand for high-performance 4Gb/sec. Fibre Channel systems,” said Abhi Talwalkar, LSI president and chief executive officer. “Revenues from our storage semiconductors grew in the fourth quarter and we extended our lead in SAS (serial attached SCSI) by introducing a number of new products. Consumer revenues met our fourth quarter expectations and grew 34% for the full year 2005.
“Entering 2006, our strong position in enterprise storage and the industry-projected growth of consumer electronics products are expected to be the primary growth drivers for the company. We are well positioned to capitalize on these opportunities with our leadership technology.”
LSI recorded 2005 revenues of $1.92 billion, a 13% increase compared to $1.70 billion in 2004.
The company reported GAAP 2005 net loss of $6 million or 1 cent per diluted share, which includes $91 million in charges associated with the planned sale of the Gresham manufacturing facility. The 2004 GAAP net loss was $464 million or $1.21 per diluted
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LSI Logic Reports Q4 and 2005 Financial Results January 25, 2006	Page 3 of 4
share, which included a $384 million non-cash charge associated with the impairment of the Gresham manufacturing facility.
Net income for 2005, excluding special items, grew to $166 million or 42 cents per diluted share compared to 2004 net income, excluding special items, of $43 million or 11 cents per diluted share.
LSI reduced its convertible debt to $624 million in 2005 through open market purchases, compared to convertible debt of $782 million in 2004 .
“During 2005, we grew revenues significantly, reduced operating expenses by $28 million compared to the previous year and nearly quadrupled net profit, excluding special items,” said Bryon Look, LSI chief financial officer. “Building on our balance sheet strength, our net cash to debt position increased to $315 million.”
LSI Logic First Quarter 2006 Business Outlook

	GAAP*	Special Items**	Excluding Special**
Items
Revenue	$465 million to $490 million		$465 million to $490 million
Gross Margin	42.5-43.5%	Approximately $2 million	43-44%
Operating Expenses	$187 million to $191 million	Approximately $33 million	$154 million to $158 million
Net Other Income	$1 million		$1 million
Tax Provision	$8 million	Approximately ($1 million)	$9 million
Net Income Per Share	$0.01 to $0.03	Approximately ($0.09)***	$0.10 to $0.12
Diluted Share Count	410 million		410 million

Capital spending is projected to be around $18 million in the first quarter and approximately $60 million in total for 2006.
First quarter depreciation and software amortization is expected to be approximately $12 million.
* Generally Accepted Accounting Principles
** Acquisition-related amortization, restructuring and other special items.
*** Includes approximately $15M in employee stock option expensing.
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LSI Logic Reports Q4 and 2005 Financial Results January 25, 2006	Page 4 of 4
NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the First Quarter 2006 Business Outlook section of this news release.
LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 p.m. PST to discuss fourth quarter and 2005 financial results and the first quarter 2006 business outlook. The number is 1-303-262-2194. Internet users can access the conference call by visiting http://www.lsi.com/investors. A replay of the call will be available today at approximately 5 p.m. PST and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11050744#.
Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: the expectation for enterprise storage and consumer electronics products to be the primary growth drivers for the company in 2006, the expectation to capitalize on enterprise storage and consumer products opportunities in 2006, projected revenues for the first quarter of 2006, projected GAAP net income for the first quarter of 2006, projected net income, excluding special items, for the first quarter of 2006, projected capital spending in the first quarter of 2006 and for the year and expected first quarter of 2006 depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income, tax provisions, earnings per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand, particularly for storage, the company’s inability to achieve revenue objectives, the company’s inability to meet financial targets and failure to execute on its financial plan, the company’s inability to generate positive operating cash flow or control operating expenses, the company’s inability to capitalize on enterprise storage and consumer products growth opportunities, the inability of the consumer electronics products to grow as projected by industry, and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K. LSI Logic is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
About LSI Logic
LSI Logic Corporation is a leading provider of silicon-to-system solutions that are used at the core of products that create, move and store digital content. LSI offers a broad portfolio of capabilities including custom and standard product ICs, host bus and RAID adapters, storage area network solutions and software applications. LSI products enable leading technology companies in the Consumer, Communications and Storage markets to deliver some of the most advanced and well-known electronic systems in the market today. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004

Revenues	$506,235	$481,716	$419,693	$1,919,250	$1,700,164

Cost of revenues	286,032	271,511	246,132	1,086,814	964,556

Gross profit	220,203	210,205	173,561	832,436	735,608

Research and development	97,892	100,524	94,343	397,312	421,516
Selling, general and administrative	59,579	58,342	55,123	235,933	239,962

Income from operations	62,732	51,339	24,095	199,191	74,130

Interest expense	(6,195)	(6,058)	(7,342)	(25,283)	(25,320)
Interest income and other, net	6,828	6,054	4,403	23,334	17,907

Income before income taxes	63,365	51,335	21,156	197,242	66,717
Provision for income taxes	12,155	6,250	6,000	30,905	24,000

Net income excluding special items	$51,210	$45,085	$15,156	$166,337	$42,717

Income per share excluding special items:
Basic	$0.13	$0.12	$0.04	$0.43	$0.11

Diluted	$0.13	$0.11	$0.04	$0.42	$0.11

Shares used in computing per share amounts:
Basic	392,850	391,017	386,267	390,135	384,070

Diluted	401,171	402,664	386,781	396,936	388,204

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.
During the three month period ended December 31, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of gains on the sale of certain equity securities offset in part by write-downs of certain equity securities due to impairment. The tax benefit is related to interest received on a refund for a pre-acquisition tax matter.
During the year ended December 31, 2005, the special items represented all the items mentioned above in addition to gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.
During the three month period ended September 30, 2005, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of write-downs of certain equity securities due to impairment.
During the three month period ended December 31, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net.
During the year ended December 31, 2004, the special items represented all the items mentioned above in addition to the following items: write-downs of certain equity securities due to impairment and fees related to our subsidiary Engenio’s initial public offering, which was postponed in August of 2004 due to market conditions. These charges were offset in part by gains on certain equity securities and gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.
For the three month periods ended December 31, 2005, September 30, 2005, and December 31, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $12,155, $6,250 and $6,000, respectively when excluding special items. For the year ended December 31, 2005 and 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $30,905 and $ 24,000, respectively when excluding special items.
For the three month periods ended December 31, 2005, September 30, 2005 and December 31, 2004, 8,321, 11,647 and 514 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items. For the years ended December 31, 2005 and 2004, 6,801 and 4,134 shares, respectively were considered dilutive common stock equivalents and included in the computation of diluted income per share excluding special items.
A reconciliation from net income excluding special items to the reported results is presented on the following page.
The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net Income/(loss) Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004

Net income excluding special items	$51,210	$45,085	$15,156	$166,337	$42,717

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(13,074)	(17,006)	(20,193)	(67,933)	(83,499)
Restructuring of operations and other items, net	(10,377)	(99,986)	(192,389)	(119,052)	(423,444)
Other special items	5,666	(1,487)	—	10,660	695
Tax benefit	4,365	—	—	4,365	—

Total special items	(13,420)	(118,479)	(212,582)	(171,960)	(506,248)

Net income/(loss)	$37,790	$(73,394)	$(197,426)	$(5,623)	$(463,531)

Basic income/(loss) per share:
Net income excluding special items	$0.13	$0.12	$0.04	$0.43	$0.11
Special items **	(0.03)	(0.31)	(0.55)	(0.44)	(1.32)

Net income/(loss)	$0.10	$(0.19)	$(0.51)	$(0.01)	$(1.21)

Diluted income/(loss) per share*:
Net income excluding special items	$0.13	$0.11	$0.04	$0.42	$0.11
Special items **	(0.04)	(0.30)	(0.55)	(0.43)	(1.32)

Net income/(loss)	$0.09	$(0.19)	$(0.51)	$(0.01)	$(1.21)

Shares used in computing per share amounts:
Basic	392,850	391,017	386,267	390,135	384,070

Diluted	401,171	391,017	386,267	390,135	384,070

*	For the three month period ended December 31, 2005, 8,321 shares were considered dilutive common stock equivalents and included in the computation of diluted income per share. For the twelve month period ended December 31, 2005, the three month period ended September 30, 2005 and the three and twelve month periods ended December 31, 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004

Revenues	$506,235	$481,716	$419,693	$1,919,250	$1,700,164

Cost of revenues	286,032	271,511	246,132	1,086,814	964,556

Gross profit	220,203	210,205	173,561	832,436	735,608

Research and development	97,892	100,524	94,343	397,312	421,516
Selling, general and administrative	59,579	58,342	55,123	235,933	243,498
Restructuring of operations and other items, net	10,377	99,986	192,389	119,052	423,444
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	13,074	17,006	20,193	67,933	83,499

Income/(loss) from operations	39,281	(65,653)	(188,487)	12,206	(436,349)

Interest expense	(6,195)	(6,058)	(7,342)	(25,283)	(25,320)
Interest income and other, net	12,494	4,567	4,403	33,994	22,138

Income/(loss) before income taxes	45,580	(67,144)	(191,426)	20,917	(439,531)
Provision for income taxes **	7,790	6,250	6,000	26,540	24,000

Net income/(loss)	$37,790	$(73,394)	$(197,426)	$(5,623)	$(463,531)

Income/(loss) per share:
Basic	$0.10	$(0.19)	$(0.51)	$(0.01)	$(1.21)

Diluted ***	$0.09	$(0.19)	$(0.51)	$(0.01)	$(1.21)

Shares used in computing per share amounts:
Basic	392,850	391,017	386,267	390,135	384,070

Diluted	401,171	391,017	386,267	390,135	384,070

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended December 31, 2005 are comprised of the following items:

Amortization of intangibles	$11.565
Amortization of non-cash deferred stock compensation	1,509

$13,074

**	The provision for income taxes for the three and twelve month periods ended December 31, 2005 includes a $5,354 charge related to the correction of certain income tax balances arising from the Company’s adoption of a new goodwill accounting standard in 2002.

***	For the three month period ended December 31, 2005, 8,321 shares were considered dilutive common stock equivalents and included in the computation of diluted income per share. For the twelve month period ended December 31, 2005, the three month period ended September 30, 2005 and the three and twelve month periods ended December 31, 2004, all common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	December 31,	September 30,	December 31,
Assets	2005	2005	2004

Current assets:
Cash and short-term investments	$938.9	$845.0	$814.6
Accounts receivable, net	323.3	298.5	272.1
Inventories	194.8	189.1	218.9
Prepaid expenses and other current assets	163.1	151.8	59.7

Total current assets	1,620.1	1,484.4	1,365.3

Property and equipment, net	98.3	97.9	311.9
Goodwill and other intangibles	974.5	1,023.0	1,081.6
Other assets	103.2	113.2	115.2

Total assets	$2,796.1	$2,718.5	$2,874.0

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$468.9	$429.6	$396.2
Current portion of long-term debt	273.9	—	0.1

Total current liabilities	742.8	429.6	396.3

Long-term debt	350.0	624.8	781.9
Tax related liabilities and other	75.1	77.3	77.6

Total liabilities	1,167.9	1,131.7	1,255.8

Minority interest in subsidiary	0.2	0.2	0.3

Stockholders’ equity:
Common stock	3,014.1	3,001.1	2,973.4
Deferred stock compensation	(14.1)	(13.3)	(8.9)
Accumulated deficit	(1,389.9)	(1,427.7)	(1,384.3)
Accumulated other comprehensive income	17.9	26.5	37.7

Total stockholders’ equity	1,628.0	1,586.6	1,617.9

Total liabilities and stockholders’ equity	$2,796.1	$2,718.5	$2,874.0

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2005	2005	2004	2005	2004
Operating Activities:
Net income/(loss)	$37,790	$(73,394)	$(197,426)	$(5,623)	$(463,531)
Adjustments:
Depreciation & amortization *	25,701	38,175	40,199	146,169	176,606
Amortization of non-cash deferred stock compensation	1,509	1,313	2,027	5,449	8,449
Non-cash restructuring and other items	1,563	85,311	187,000	88,224	401,058
(Gain)/loss on write-down on sale and exchange of equity securities	(5,651)	1,487	200	(6,475)	(1,913)
Gain on repurchase of Convertible Subordinated Notes	—	—	—	(4,123)	(1,767)
Loss/(gain) on sales of property and equipment	118	(88)	(467)	27	(6,348)
Changes in deferred tax assets and liabilities	14,108	58	4,657	14,220	4,895

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(24,839)	(13,615)	(7,221)	(51,307)	(40,076)
Inventories	(5,681)	(3,393)	25,372	24,086	(20,660)
Prepaid expenses and other assets	(20,275)	6,070	25,445	(22,365)	23,377
Accounts payable	40,861	8,496	(8,852)	46,979	21,056
Accrued and other liabilities	(2,083)	27,120	(44,672)	24,544	(10,329)

Net cash provided by operating activities	63,121	77,540	26,262	259,805	90,817

Investing activities:
Purchases of debt securities available-for-sale	(153,672)	(134,708)	(105,661)	(550,912)	(747,096)
Proceeds from maturities and sales of debt securities available-for-sale	97,302	82,045	111,305	462,530	679,483
Purchases of equity securities	(150)	—	—	(150)	(2,250)
Proceeds from sales of equity securities	7,234	—	—	11,105	10,518
Purchases of property, equipment and software	(12,729)	(15,906)	(10,982)	(48,055)	(52,776)
Proceeds from sale of property and equipment	1,495	184	2,339	4,894	10,936
Buyout of equipment operating lease	—	—	(332,396)	—	(332,396)
Decrease in non-current assets and deposits	—	—	319,530	—	688,994
Increase in non-current assets and deposits	—	—	—	—	(313,013)
Acquisitions of companies, net of cash acquired	—	—	—	—	(32,025)
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	28,645	—	—	36,307	—

Net cash used in investing activities	(31,875)	(68,385)	(15,865)	(84,281)	(89,625)

Financing activities:
Issuance of common stock	10,789	7,247	10,124	30,862	27,988
Repurchase of Convertible Subordinated Notes	—	—	—	(148,126)	(68,117)
Purchase of minority interest in subsidiary	—	—	(42)	—	(8,020)
Repayment of debt obligations	—	—	(141)	(129)	(438)

Net cash provided by/(used in) financing activities	10,789	7,247	9,941	(117,393)	(48,587)

Effect of exchange rate changes on cash and cash equivalents	(3,040)	(2,204)	(4,242)	(12,205)	(3,564)

Increase/(decrease) in cash and cash equivalents	38,995	14,198	16,096	45,926	(50,959)

Cash and cash equivalents at beginning of period	225,654	211,456	202,627	218,723	269,682

Cash and cash equivalents at end of period	$264,649	$225,654	$218,723	$264,649	$218,723

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2005	2005	2004

Semiconductor revenues ( a )	$303.3	$311.7	$254.2
Storage Systems revenues ( a )	$202.9	$170.0	$165.5
Total revenues	$506.2	$481.7	$419.7
Percentage change in revenues-qtr./qtr. ( b )	5.1%	0.1%	10.4%
Percentage change in revenues-yr./yr. ( c )	20.6%	26.7%	-9.3%

Days sales outstanding	57	56	58
Days of inventory	61	63	80
Current ratio	2.2	3.5	3.4
Quick ratio	1.7	2.7	2.7

Gross margin as a percentage of revenues	43.5%	43.6%	41.4%
R&D as a percentage of revenues	19.3%	20.9%	22.5%
SG&A as a percentage of revenues	11.8%	12.1%	13.1%

Employees ( d )	4,324	4,415	4,429
Revenues per employee (in thousands) ( e )	$468.3	$436.4	$379.0

Selected Cash Flow information

Purchases of property and equipment ( f )	$10.1	$14.8	$33.2
Depreciation / amortization ( g )	$12.1	$20.6	$19.9

( a )	For the three months ended December 31, 2004, amounts presented have been recast to include RAID Storage Adapter (RSA) revenues into Storage Systems revenues from Semiconductor revenues.

( b )	Represents sequential quarter growth in revenues.

( c )	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

( d )	Actual number of employees at the end of each period presented.

( e )	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

( f )	Excludes purchases of software.

( g )	Represents depreciation of fixed assets and amortization of software.